EXHIBIT 3.1

ARTICLES OF INCORPORATION

OF

LONGFIBRE COMPANY

ARTICLE 1

Name

The name of this corporation (the "Corporation") is LONGFIBRE COMPANY.

ARTICLE II

Duration

The Corporation has perpetual existence.

ARTICLE III

Purpose

The Corporation is organized for the purposes of transacting any and all lawful business for which corporations may be incorporated under Title 23A of the Revised Code of Washington, as amended.

ARTICLE IV

Registered Office

The address of the registered office of the corporation is CT Corporation, 520 Pike Street, 26th Floor, Seattle, Washington 98101 and the name of the registered agent at such address is C T CORPORATION SYSTEM.

ARTICLE V

Authorized Capital Stock

Section 1.  Classes. The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock"; the total number of shares which the Corporation shall have authority to issue is one hundred fifty two million (152,000,000); the total number of shares of Common Stock shall be one hundred fifty million (150,000,000) and each such share shall have an ascribed value of $1.50; the total number of shares of Preferred Stock shall be two million (2,000,000) and each such share shall have no ascribed or par value.

Section 2.  Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized to fix the designations and powers, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations or other restrictions thereof, including, without limitation, dividend rights and preferences over dividend on Common Stock or any series of Preferred Stock, the dividend rate (and whether dividends are cumulative), conversion rights, if any, voting rights, rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, of any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding.

Section 3.  Preemptive Rights. The shareholders of the Corporation shall have no preemptive rights to acquire additional shares issued by the Corporation, except as may be provided to holders as specified in any Certificate of Designation creating such series or class of Preferred Stock as may hereinafter be adopted by the Board of Directors of the Corporation.

ARTICLE VI

Directors

The number of directors which shall constitute the whole Board of the Corporation shall be at least that number required by the Washington Business Corporation Act, as the same may be amended from time to time, to classify the Board and such number shall be specified in the Bylaws of the Corporation, as the same may be amended from time to time.

The Board shall be divided into three classes: Class I Directors, Class II Directors and Class III Directors. Each such class of directors shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending at the third annual shareholders' meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected as Class I Directors shall serve for a term ending at the annual meeting to be held in the year following the first election of directors by classes, the directors first elected as Class II Directors shall serve for a term ending at the annual meeting to be held in the second year following the first election of directors by classes and the directors first elected as Class III Directors shall serve for a term ending at the annual meeting to be held in the third year following the first election of directors by classes. Notwithstanding the foregoing, each director shall serve until his successor shall have been elected and qualified or until his earlier death, resignation or removal.

At each annual election, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board shall designate one or more directorships whose terms then expire as directorships of another class in order to more nearly to achieve equality in the number of directors among the classes. When the Board fills a vacancy resulting from the death, resignation or removal of a director, the director chosen to fill that vacancy shall be of the same class as the director he succeeds, unless, by reason of any previous changes in the authorized number of directors, the Board shall designate the vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes.

Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, upon any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as a director of the class of which he is a member, until the expiration of his current term or his earlier death, resignation or removal. If there are any newly created directorships or vacancies on the Board, the Board shall allocate any such directorship or vacancy to that of the available classes of directors which term of office is due to expire at the earliest dated following such allocation.

Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred and thereafter until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

At any meeting of shareholders called expressly for that purpose, the entire Board of Directors, or any member thereof, may be removed from office at any time, but only (1) for Cause and (2) by the affirmative vote of the holders of the majority of shares then entitled to vote at an election of such directors. For purposes of this Article VI, "Cause" shall be limited to (i) action by a director involving willful malfeasance having a material adverse effect on the Corporation or (ii) a director being convicted of a felony; provided that any action by a director shall not constitute "Cause" if, in good faith, he believed such action to be in or not opposed to the best interests of the Corporation, or if a director shall be entitled, under applicable law or the Articles of Incorporation or Bylaws of the Corporation, to be indemnified with respect to such action.

The first directors of the Corporation are ten (10) in number and their names, class and addresses are:

Name	Class	Address

R.P. Wollenberg	III	P.O. Box 606 Longview, Washington 98632
R.E. Wertheimer	II	120 Montgomery Street San Francisco, California 94104
P.M. Wertheimer	III	P.O. Box 427 Longview, Washington 98632
G.E. Schwartz	I	P.O. Box 639 Longview, Washington 98632
R.G. McDermott	I	P.O. Box 639 Longview, Washington 98632
D.A. Wollenberg	I	85 Michaels Way Atherton, California 94025
D.C. Stibich	II	120 Montgomery Street San Francisco, California 94104
R.B. Arkell	III	P.O. Box 639 Longview, Washington 98632
M.A. Dow	III	2580 N.W. Westover Road Portland, Oregon 97210
C.H. Monroe	II	P.O. Box 456 Longview, Washington 98632

ARTICLE VII

Incorporator

The name and address of the incorporator is:

Name	Address

Richard P. Wollenberg	Longview Fibre Company End of Fibre Way P.O. Box 639 Longview, WA 98632

ARTICLE VIII

Voting Rights

Subject to the rights of the holders of any series of Preferred Stock outstanding, at each election of directors, every shareholder entitled to vote at such election has the right to vote in person or by proxy the number of shares of stock held by him for as many persons as there are directors to be elected. No cumulative voting for directors shall be permitted.

ARTICLE IX

Limitation on Liability of Directors

No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for his or her conduct as a director, except for (1) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (2) approval of distributions or loans in violation of RCW 23A.08.450, or (3) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE X

Amendment of Articles

Except as set forth below, the Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on shareholders and directors are subject to this reserved power.

Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of this Corporation (and notwithstanding the fact that some lesser percentage may be permitted by law) no amendment to these Articles of Incorporation which reduces to less than two-thirds the percentage of votes necessary to approve a merger, share exchange, sale of assets other than in the regular course of business or dissolution of the Corporation shall be effective unless the amendment is approved by each voting group entitled to vote separately by two thirds of all the votes entitled to be cast on the proposed action by that voting group, given at a shareholders' meeting duly called for that purpose. Further, this Article X shall not be amended, altered, changed or repealed unless approved by each voting group entitled to vote separately by two-thirds of all the votes entitled to be cast by that voting group, given at a shareholders' meeting duly called for that purpose.

As used herein, the term "voting group" shall mean all shares of one or more classes or series of equity securities of the Corporation that under the Articles of Incorporation of the Corporation or by law are entitled to vote together and be counted together collectively on a matter at a meeting of shareholders of the Corporation.

DATED: November 15, 1989

/s/ Richard P. Wollenberg
Richard P. Wollenberg

ARTICLES OF MERGER

LONGVIEW FIBRE COMPANY,

a Delaware corporation

WITH AND INTO

LONGFIBRE COMPANY

a Washington corporation

In accordance with RCW 23A.20.040

The undersigned, R. P. Wollenberg, being the Chairman and President of each of Longview Fibre Company, a Delaware corporation, and Longfibre Company, a Washington corporation, DOES HEREBY CERTIFY as follows:

(1)  the constituent corporations in the merger (the "Merger") are Longview Fibre Company, a Delaware corporation ("Fibre"), and Longfibre Company, a Washington corporation ("Longfibre"); the name of the surviving corporation is Longview Fibre Company, a Washington corporation.

(2)  an Agreement and Plan of Merger dated as of November 30, 1989 (the "Merger Agreement") has been approved, adopted, and executed by each of the constituent corporations in accordance with RCW 23A.20.070. The Merger Agreement is attached hereto as Exhibit A and incorporated herein by reference;

(3)  The number of shares of Fibre outstanding and entitled to vote was 10,936,266 shares of common stock: the following shares voted for, voted against or did not vote or abstained from voting with respect to, the Merger Agreement:

	Voted		Vote not received or
	For	Against	Abstained

Common Stock	6,898,131	1,928,540	2,109,595
	(63.1%)	(17.6%)	(19.3%)

(4)  the number of shares of Longfibre outstanding and entitled to vote was 50 shares of common stock; all of the shares voted for and none of the shares voted against the Merger Agreement.

The Merger shall become effective at 5:00 p.m., Seattle, Washington time on the date on which these Articles of Merger are filed with the Secretary of State of the State of Washington.

IN WITNESS WHEREOF, the parties hereto have caused these Articles of Merger to be duly executed as of this 3rd day of April, 1990.

LONGFIBRE COMPANY, a Washington corporation

By:  /s/ R.P. Wollenberg
R.P. Wollenberg, Chairman,
President and Chief Executive
Officer

LONGVIEW FIBRE COMPANY, a Delaware corporation

By:  /s/ R.P. Wollenberg
R.P. Wollenberg, Chairman,
President and Chief Executive
Officer

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (the "Agreement") is made as of the 30th day of November, 1989 by and between Longfibre Company, a Washington corporation ("Longfibre") and Longview Fibre Company, a Delaware corporation ("Fibre") (collectively, the "Constituent corporations") with reference to the following facts:

A. Each of the Constituent Corporations has, subject to approval by their respective shareholders, adopted the plan of merger embodied in this Agreement, and the Constituent Corporations and their respective boards of directors deem it advisable and in the best interest of each of the Constituent Corporations that Fibre be merged with and into Longfibre pursuant to the applicable corporation laws of Washington and Delaware and Section 368 of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, the Constituent Corporations do hereby agree to merge, on the terms and conditions herein provided, as follows:

1.	The Merger.

1.1  Governing Law. Fibre shall be merged into Longfibre in accordance with the applicable laws of the States of Washington and Delaware. Longfibre shall be the surviving corporation and shall be governed by the laws of the State of Washington.

1.2  Effective Date. The "Effective Date" of the merger shall be, and such term as used herein shall mean, 5:00 p.m., Seattle, Washington time, on the day on which the Articles of Merger in substantially the form attached hereto as Exhibit A-1 are filed in the office of the Secretary of State of the State of Washington and a Certificate of Merger in substantially the form attached hereto as Exhibit A-2 is filed in the office of the Secretary of State of the State of Delaware, all after satisfaction of the requirements of applicable laws of the states prerequisites to such filings.

2.	Share Conversion.

2.1  Stock of Fibre. On the Effective Date, each share of Common Stock of Fibre issued and outstanding immediately prior to the merger shall automatically be converted into and become, without further action by the holder thereof, five shares of Common Stock of Longfibre. As of and after the Effective Date, each outstanding certificate which, prior to the Effective Date represented shares of stock of Fibre shall be deemed for all purposes to evidence ownership of, and to represent an equal number of shares of stock of Longfibre determined as provided in this paragraph 2.1. As soon as practicable following the Effective Date, Longfibre shall cause to be delivered to holders of record of Fibre Common Stock certificates representing four shares of Longfibre stock for each share of Fibre Common Stock held of record as of the Effective Date.

2.2  Stock of Longfibre. Upon the Effective Date, by virtue of the merger and without any action on the part of the holder thereof, each share of Common Stock of Longfibre outstanding immediately prior thereto shall be cancelled and returned to the status of authorized but unissued shares.

3.	Effect of the Merger.

3.1  Rights, Privileges, Etc. On the Effective Date, Longfibre, without further act, deed or other transfer, shall retain or succeed to, as the case may be, and possess and be vested with all the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of the Constituent Corporations; all property of every description and every interest therein and all debts and other obligations of or belonging to or due to the Constituent Corporations on whatever account shall thereafter be taken and deemed to be held by or transferred to, as the case may be, or vested in Longfibre without further act or deed; title to any real estate, or any interest therein, vested in the Constituent Corporations shall not revert or in any way be impaired by reason of this merger; and all of the rights of creditors of the Constituent Corporations shall be preserved unimpaired, and all liens upon the property of the Constituent Corporations shall be preserved unimpaired, and such debts, liabilities, obligations and duties of the Constituent Corporations shall thenceforth remain with or attach to, as the case may be, Longfibre and may be enforced against it to the same extent as if all of such debts, liabilities, obligations and duties had been incurred or contracted by it.

3.2  Employee Benefit Plans. On the Effective Date, Longfibre will automatically assume all obligations of Fibre under any and all employee benefit plans in effect as of the Effective Date or with respect to which employee rights or accrued benefits are outstanding as of the Effective Date.

3.3  Articles of Incorporation and Bylaws. The Articles of Incorporation of Longfibre as in effect on the Effective Date shall, from and after the Effective Date, be and continue to be the Articles of Incorporation of Longfibre without change or amendment until thereafter amended in accordance with the provisions thereof and applicable laws, except that Article I thereof shall be amended as of the Effective Date to read in its entirety "The name of this corporation (the "Corporation") is LONGVIEW FIBRE COMPANY." The Bylaws of Longfibre as in effect on the Effective Date shall, from and after the Effective Date, be and continue to be the Bylaws of Longfibre without change or amendment until thereafter amended in accordance with the provisions thereof, the Articles of Incorporation of Longfibre and applicable laws.

3.4  Directors and Officers. The directors and officers of Longfibre shall be the directors and officers of Longfibre on the Effective Date, and such directors and officers shall serve until they are removed or replaced in accordance with the Articles of Incorporation and Bylaws of Longfibre.

3.5  Further Action. From time to time, as and when requested by Longfibre, or by its successors or assigns, any party hereto shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such further or other actions, as Longfibre, or its successors or assigns, may deem necessary or desirable in order to vest in and confirm to Longfibre, and its successors or assigns, title to and possession of all the property, rights, privileges, powers and franchises referred to herein and otherwise to carry out the intent and purposes of this Agreement.

4.	Termination; Amendment.

4.1  Termination Provision. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the merger abandoned:

(a)  Upon written notice at any time prior to the Effective Date of the merger by either of the Constituent Corporations; or

(b)  If holders of at least a majority of the outstanding shares of Common Stock of Fibre shall not vote in favor of the merger.

4.2  Amendment Provisions. Anything contained in this Agreement notwithstanding, this Agreement may be amended or modified in writing at any time prior to the Effective Date; provided that, an amendment made subsequent to the adoption of this Agreement by the shareholders of the Constituent Corporations shall not (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of the Constituent Corporations, (2) alter or change any term of the Articles of Incorporation of Longfibre or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of' any class or series thereof of the Constituent Corporations; provided, however, the Constituent Corporations may by agreement in writing extend the time for performance of, or waive compliance with, the conditions or agreements set forth herein.

4.3  Board Action. In exercising their rights under this Section 4, each of the Constituent Corporations may act by its Board of Directors, and such rights may be so exercised, notwithstanding the prior approval of this Agreement by the shareholders of the Constituent Corporations.

IN WITNESS WHEREOF, this Agreement, having first been duly approved by resolutions of the Board of Directors of each of the Constituent Corporations, is hereby executed on behalf of each of the Constituent Corporations by their respective officers thereunto duly authorized.

LONGVIEW FIBRE COMPANY, a Delaware corporation

By:  /s/ R.P. Wollenberg
R.P. Wollenberg, Chairman,
President and Chief Executive
Officer

Attest:

/s/ R.G. McDermott
R.G. McDermott, Senior Vice
President-Finance,
Secretary and Treasurer

LONGFIBRE COMPANY, a Washington corporation

By:  /s/ R.P. Wollenberg
R.P. Wollenberg, Chairman,
President and Chief Executive
Officer

Attest:

/s/ R.G. McDermott
R.G. McDermott, Senior Vice
President-Finance,
Secretary and Treasurer

STATE OF WASHINGTON )
                                                  ) ss.:
COUNTY OF KING  )

THIS IS TO CERTIFY that on this 30th day of November, 1989, before me, the undersigned, a notary public in and for the State of Washington, duly commissioned and sworn, personally appeared R.P. Wollenberg, to me known to be chairman, President and Chief Executive Officer of Longview Fibre Company, a Delaware corporation, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of the corporation for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument on behalf of said corporation.

WITNESS my hand and official seal the day and year in this certificate first above written.

[NOTARIAL SEAL]

/s/ (illegible)
NOTARY PUBLIC in and for the
State of Washington, residing
at  Kelso
My commission expires:  (illegible)

Attest:

/s/ R.G. McDermott
R.G. McDermott, Senior Vice
President-Finance,
Secretary and Treasurer

STATE OF WASHINGTON )
                                                  ) ss.:
COUNTY OF KING  )

THIS IS TO CERTIFY that on this 30th day of November, 1989, before me, the undersigned, a notary public in and for the State of Washington, duly commissioned and sworn, personally appeared R.P. Wollenberg, to me known to be Chairman, President and Chief Executive Officer of Longfibre Company, a Washington corporation, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of the corporation for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument on behalf of said corporation.

WITNESS my hand and official seal the day and year in this certificate first above written.

[NOTARIAL SEAL]

/s/ (illegible)
NOTARY PUBLIC in and for the
State of Washington, residing
at  Kelso
My commission expires:  (illegible)

EXHIBIT A-1

ARTICLES OF MERGER

LONGVIEW FIBRE COMPANY,

a Delaware corporation

WITH AND INTO

LONGFIBRE COMPANY

a Washington corporation

In accordance with RCW 23A.20.040

The undersigned, R.P. Wollenberg, being the Chairman and President of each of Longview Fibre Company, a Delaware corporation, and Longfibre Company, a Washington corporation, DOES HEREBY CERTIFY as follows:

(1)  the constituent corporations in the merger (the "Merger") are Longview Fibre Company, a Delaware corporation ("Fibre"), and Longfibre Company, a Washington corporation ("Longfibre"); the name of the surviving corporation is Longview Fibre Company, a Washington corporation.

(2)  an Agreement and Plan of Merger dated as of November __, 1989 (the "Merger Agreement") has been approved, adopted, and executed by each of the constituent corporations in accordance with RCW 23A.20.070. The Merger Agreement is attached hereto as Exhibit A and incorporated herein by reference;

(3)  The number of shares of Fibre outstanding and entitled to vote was ______ shares of common stock; the following shares voted for, voted against or did not vote or abstained from voting with respect to, the Merger Agreement:

	Voted		Vote not received or
	For	Against	Abstained

Common Stock
	(___%)	(___%)	(___%)

(4)  the number of shares of Longfibre outstanding and entitled to vote was 50 shares of common stock; all of the shares voted for and none of the shares voted against the Merger Agreement.

The Merger shall become effective on the date on which these Articles of Merger are filed by the Secretary of State of the State of Washington.

IN WITNESS WHEREOF, the parties hereto have caused these Articles of Merger to be duly executed as of this the ____ day of _____________, 1989.

LONGFIBRE COMPANY, a Washington corporation

By:
R.P. Wollenberg, Chairman,
President and Chief Executive
Officer

LONGVIEW FIBRE COMPANY,
a Delaware corporation

By:
R.P. Wollenberg, Chairman,
President and Chief Executive
Officer

EXHIBIT A-2

CERTIFICATE OF MERGER

LONGVIEW FIBRE COMPANY,

a Delaware corporation

WITH AND INTO

LONGFIBRE COMPANY

a Washington corporation

In accordance with Section 252

of the General Corporation Law

of Delaware

The undersigned, R.P. Wollenberg and R.G. McDermott, being the Chairman and Secretary, respectively, of each of Longview Fibre Company, a Delaware corporation, and Longfibre Company, a Washington corporation, DO HEREBY CERTIFY as follows:

(5)  the constituent corporations in the merger (the "Merger") are Longfibre Company, a Washington corporation ("Longfibre") and Longview Fibre Company, a Delaware corporation ("Fibre");

(6)  an Agreement and Plan of Merger dated as of November ___, 1989 (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252 of the General Corporation Law of Delaware and with Section 23A.20.070 of the Washington Business Corporation Act;

(7)  the name of the surviving corporation is Longview Fibre Company, a Washington corporation;

(8)  the Articles of Incorporation of Longfibre shall be the Articles of Incorporation of the surviving corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable law, except that Article I thereof shall be amended as of the effective date of the Merger to read in its entirety "The name of this corporation (the "Corporation") is LONGVIEW FIBRE COMPANY.":

(9)  the executed Merger Agreement is on file at the principal place of business of the surviving corporation at End of Fibre Way, P.O. Box 639, Longview, Washington 98632;

(10)  a copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of the constituent corporations;

(11)  this certificate shall become effective at 5:00 p.m., Seattle, Washington time on the date it is filed;

(12)  Longfibre agrees that it may be served with process in the State of Washington in any proceeding for the enforcement of any obligation of Fibre, as well as for enforcement of any obligation of Longfibre arising from the Merger.

(13)  Longfibre hereby irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings, and hereby directs the Secretary of State of the State of Delaware to mail any such process to the following address:

Longview Fibre Company
End of Fibre Way
P.O. Box 639
Longview, Washington 98632
Attention: Corporate Secretary

IN WITNESS WHEREOF, the undersigned has affirmed the statements herein as true, under penalties of perjury, as of this _____ day of __________, 1989.

LONGVIEW FIBRE COMPANY, a Delaware corporation

By:
R.P. Wollenberg, Chairman,
President and Chief Executive
Officer

Attest:

R.G. McDermott, Senior Vice
President-Finance,
Secretary and Treasurer

LONGFIBRE COMPANY, a Washington corporation

By:
R.P. Wollenberg, Chairman,
President and Chief Executive
Officer

Attest:

R.G. McDermott, Senior Vice
President-Finance,
Secretary and Treasurer